Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock, par value $0.001 per share, of Eiger BioPharmaceuticals, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below who is named as a reporting person therein in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: October 20, 2023

PROPEL BIO MANAGEMENT LLC

	By:	/s/ Leen Kawas
Name:	Leen Kawas
Title:	Managing Member

/s/ Leen Kawas
Leen Kawas

RICHARD AND SUZANNE KAYNE LIVING
TRUST DTD 01/14/1999

By:	/s/ Richard Kayne
Name:	Richard Kayne
Title:	Trustee

/s/ Richard Kayne
Richard Kayne

PROPEL BIO PARTNERS LLC

By:	/s/ Leen Kawas
Name:	Leen Kawas
Title:	Managing Member